UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2009

ON4 COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 000-53666

10575 N.114th Street, Suite 103
Scottsdale, AZ  85259
(Address of principal executive offices)

480.344.7755
(Registrant’s telephone number, including area code)
_____________________________________
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2009, On4 Communications Inc. (the “Company”) issued 3,000,000 shares of its common stock to four designees of I Recycle LLC, a Delaware limited liability company (“I Recycle”) in payment of the purchase price for an acquisition of www.Pets911.com and intellectual property assets associated with operating this website. The acquisition was made pursuant to an asset purchase agreement between the Company and I Recycle and entered into on October 12, 2009.

I Recycle also owns and operates www.Earth911.com, a website carrying a proprietary recycling and proper disposal database, environmental news, and industry specific content. Since I Recycle does not maintain separate financial records for its assets, no financial statements are provided in relation to the Pets911 asset acquisition. Further, no material relationship exists between the Company or any of its affiliates and I Recycle.

www.Pets911.com, along with its 1888-Pets911 toll free telephone line, is an online pet portal business specialized in the retrieval of lost pets, pet adoption and all aspects of pet welfare. It provides information and services to the animal welfare community and the public, using alerting technology to inform citizens of urgent news about lost pets in their area, as well as offering a toll-free phone number that allows people to access information on lost animals or to report animal cruelty. The Company now has several trademark and patent applications pending approval and holds over 50 domain names associated with www.Pets911.com domain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2009	On4 Communications Inc.
(Registrant)

By:	/s/ Penny Green
Penny Green
Chief Financial Officer, Principal Accounting Officer, Director